Exhibit 99.1

Ascent Solar Prices Public Offering of Common Stock

November 11, 2010

THORNTON, Colorado—BUSINESS WIRE—Ascent Solar Technologies, Inc. (NASDAQ:ASTI) today announced that it has priced its previously announced public offering. Ascent Solar is offering 5.25 million shares of its common stock at $4.15 per share to the public. Ascent Solar has granted the underwriters a 30-day option to purchase up to 787,500 additional shares of common stock from Ascent Solar. The net proceeds from the offering are expected to be approximately $20.25 million, after deducting the underwriting discount and estimated offering expenses payable by Ascent Solar. The offering is expected to settle and close on November 16, 2010, subject to customary closing conditions.

Cowen and Company, LLC acted as the sole book-running manager and Rodman & Renshaw, LLC and ThinkEquity LLC acted as co-managers in this offering. Ascent Solar expects to use the net proceeds for the completion of its 30 megawatt FAB2 production plant and for general corporate purposes.

This offering was made pursuant to an effective shelf registration statement on file with the Securities and Exchange Commission. A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement, and, when available, the final prospectus supplement, as well as the accompanying base prospectus relating to this offering may be obtained on the SEC’s website or from the offices of Cowen and Company, LLC (c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department (631) 254-7106).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ascent Solar Technologies, Inc.

Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible and affordable than most traditional solar panels. Ascent Solar modules can be directly integrated into military and space applications, building integrated applications, and consumer electronics for portable power or configured as stand-alone modules for large scale terrestrial deployment. Ascent Solar is located in Thornton, Colorado. For more information about Ascent Solar, please visit www.ascentsolar.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding Ascent Solar’s expectations regarding the completion and anticipated proceeds of the public offering. All statements other than statements of historical fact, including statements containing words such as “may,” “will,” “should,” “believes,” “expect,” “intend,” “anticipate,” “plan,” “estimate” and similar expressions, are forward-looking statements. These forward-looking statements are based upon our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause actual results and the timing of events to be materially different from those expressed or implied by such forward-looking statements, including, without limitation, risks and uncertainties related to Ascent Solar’s business and the satisfaction of the conditions of the closing of the public offering. The forward-looking statements contained herein are also subject to risks and uncertainties that are described in the “Risk Factors” section and elsewhere in the preliminary prospectus supplement dated November 10, 2010, the Company’s most recent annual report on Form 10-K and the Company’s subsequent filings with the Securities and Exchange Commission. Ascent Solar does not undertake any obligation to update publicly any forward-looking statements whether as a result of the receipt of new information, future events, or otherwise.

Contacts:

Ascent Solar Technologies, Inc.

Investor Relations Contact:

Brian Blackman, 832-515-0928

bblackman@ascentsolar.com

or

Media Contact:

Brand Fortified Public Relations

Kelly Brandner, 303-289-4303

kbrandner@brandfortified.com